University General Health System, Inc. Reports 40% Increase in Third Quarter Total Revenue

EBITDA Increases 58%, Operating Income Improves 117%, Company Attains Profitability

HOUSTON, TX -- (Marketwire - November 15, 2011) - University General Health System, Inc. (OTCQB: UGHS) (PINKSHEETS: UGHS), a diversified, integrated multi-specialty health delivery system, today announced improved financial results for the third quarter of 2011, during which total revenue increased 40% to $21.0 million, net patient revenue rose 26% to $19.0 million, operating income improved 117% to $2.5 million and EBITDA totaled $4.6 million, an improvement of 58%.

University General Health System, Inc. attributes its success to the strong organic growth generated by the Company's vertically integrated health systems business model, combined with contributions from the Company's strategic acquisitions. During the first nine months of 2011, the Company has aggressively expanded its portfolio of health care facilities to include freestanding emergency rooms, senior living communities, an ambulatory surgery center, and a revenue-cycle management company. Implementation of this strategy, when coupled with a physician-centric operating philosophy, creates an integrated referral system that enhances and complements the Company's flagship University General Hospital in Houston.

Highlights for the quarter ended September 30, 2011:

  Net patient revenue increased 26% to $19.0 million, compared with $15.0 million in the year-earlier quarter, while average daily inpatient census at the Company's general acute care hospital increased by 32% relative to the third quarter of 2010.
  Resident revenue for the senior living business segment totaled $1.7 million, and revenue from the Autimis revenue-cycle management system approximated $168,000. As both of these segments were acquired during the third quarter of 2011, there are no comparable figures for the 2010 third quarter.
  Total revenue rose approximately 40% to $21.0 million, compared with $15.0 million in the third quarter of 2010. Total revenue in the most recent quarter includes revenue from the senior living and revenue-cycle management operations, which the Company did not own during the third quarter of 2010.
  Net patient revenue from Medicare and Medicaid accounted for approximately 38% and 31% of total net patient revenue, and revenue from managed care contracts and other third party payors accounted for approximately 57% and 62% of net patient revenue in the third quarters of 2011 and 2010, respectively.
  Assets increased to $118.1 million, representing a $48.1 million, or 69%, increase since December 31, 2010.
  Operating income more than doubled (a 117% increase) to $2.5 million in the third quarter of 2011, compared with $1.2 million in the year-ago quarter.
  Net income for the quarter increased to $1.1 million, or $0.00 per diluted share, compared with a net loss of approximately $81,000, or $0.00 per share during last year's third quarter.
  EBITDA for the quarter totaled $4.6 million, versus $2.9 million in the third quarter of 2010, reflecting a 58% increase.

Highlights for the nine months ended September 30, 2011:

  Net patient service revenue increased 31% to $52.9 million, compared with $40.3 million in the corresponding period of the previous year.
  Total revenue rose approximately 36% to $55.0 million, compared with $40.3 million in the first nine months of 2010. Year-to-date total revenue in 2011 includes revenue from the senior living and revenue-cycle management operations, which were not owned by the Company during the first nine months of 2010.
  Net patient revenue from Medicare and Medicaid accounted for approximately 36% and 31% of total net patient revenue, while net patient revenue from managed care contracts and other third party payors approximated 58% and 62% of net patient revenue, during the 2011 and 2010 nine-month periods, respectively.
  Operating income improved 192% to $4.3 million, compared with $1.5 million in the 2011 nine-month period.
  Net income for the first nine months of 2011 totaled $377,946, or $0.00 per diluted share, compared with a net loss of $2.6 million, or $0.03 per share, in the year-earlier nine-month period.
  EBITDA improved to $9.8 million in the nine months ended September 30, 2011, compared with $6.7 million in the prior-year period.

"Our 40% increase in total revenue represented the sixth out of the previous seven quarters during which we recorded year-over-year revenue growth, and we are very pleased by the improvements in EBITDA and operating income, along with the attainment of profitability," said Dr. Hassan Chahadeh, M.D., Chairman and Chief Executive Officer of University General Health System, Inc. "Revenue growth during the most recent quarter was primarily driven by improved inpatient volumes, including a record average daily census at our flagship University General Hospital in Houston. The average daily census increased approximately 23% when compared with the second quarter of 2011 and was 32% higher than the same quarter in 2010. The opening of our new emergency centers, our recently acquired senior living communities and the acquisition of our revenue-cycle management business also contributed to revenue growth in the third quarter. Our physician-owned model has been extremely well-received and is proving to be an integral component of the Company's success, resulting in an increased number of admitting physicians and patient referrals at University General Hospital."

"During the most recent quarter, we continued to focus on our multi-pronged growth strategy, which includes the prospective acquisition of hospitals that were unsuccessful in completing the requirements necessary to qualify for the Whole Hospital Exemption that modified the Stark Law under the Affordable Health Care for America Act," continued Dr. Chahadeh. "We have identified several hospitals that meet our acquisition criteria and can benefit from our multi-specialty integration strategy. I am also pleased to note that we are moving ahead with plans to expand into new markets, in order to build additional vertically integrated regional healthcare networks that provide diversified health care centered around a general acute care host hospital."

"We remain optimistic about the strength of our business model and expect to report continued favorable trends in revenue, EBITDA and profitability during the fourth quarter and beyond," Dr. Chahadeh concluded.

Use of Non-GAAP Financial Measures

Adjusted EBITDA

Adjusted EBITDA is a measure of operating performance that is not calculated in accordance with U.S. generally accepted accounting principles ("GAAP"). Adjusted EBITDA should not be considered in isolation or as a substitute for net income (loss), income from operations or cash flows provided by or used in operations, as determined in accordance with GAAP. Adjusted EBITDA is a key measure of the Company's operating performance used by management to focus on operating performance and management without mixing in items of income and expense that relate to the financing and capitalization of the business. The Company defines Adjusted EBITDA as net income (loss) before provision (benefit) for income taxes, non-operating (income) expense items, (gain) loss on sale of assets, depreciation and amortization (including non-cash impairment charges), amortization of deferred gain, non-cash stock-based compensation expense.

The Company believes Adjusted EBITDA is useful to investors in evaluating our performance, results of operations and financial position for the following reasons:

  It is helpful in identifying trends in day-to-day performance because the items excluded have little or no significance to day-to-day operations;
  It provides an assessment of controllable expenses and affords management the ability to make decisions that are expected to facilitate meeting current financial goals and achieve optimal financial performance; and
  It is an indication of whether adjustments to current spending decisions are necessary.

About University General Health System, Inc.
University General Health System, Inc. ("University General") is a diversified, integrated multi-specialty health care provider that delivers concierge physician- and patient-oriented services by providing timely, innovative health solutions that are uniquely competitive, efficient, and adaptive in today's health care delivery environment. The Company currently operates one hospital, two freestanding emergency rooms, and one ambulatory surgical center in the Houston area. Also, University General owns three senior living facilities and manages six senior living facilities, and it plans to complete multiple additional developments in the near future in Houston and other strategic markets.

Forward-Looking Statements
The information in this news release includes certain forward-looking statements that are based upon assumptions that in the future may prove not to have been accurate and are subject to significant risks and uncertainties, including statements related to the future financial performance of the Company. Although the Company believes that the expectations reflected in the forward-looking statements are reasonable, it can give no assurance that such expectations or any of its forward-looking statements will prove to be correct. Factors that could cause results to differ include, but are not limited to, successful execution of growth strategies, product development and acceptance, the impact of competitive services and pricing, general economic conditions, and other risks and uncertainties described in the Company's periodic filings with the Securities and Exchange Commission.

                   UNIVERSITY GENERAL HEALTH SYSTEM, INC.
                         Consolidated Balance Sheets

                                               September 30,   December 31,
                                                    2011           2010
                                               -------------  --------------
                                                (Unaudited)
ASSETS
Current assets
  Cash and cash equivalents                    $     622,959  $   2,291,754
  Accounts receivables, net                       16,373,762     11,812,184
  Inventories                                      2,070,087      1,765,735
  Receivables from related parties                   476,379        633,678
  Prepaid expenses and other assets                  592,103         52,790
                                               -------------  -------------
      Total current assets                        20,135,290     16,556,141

Investments in unconsolidated affiliates             115,000              -
Property and equipment, net                       78,294,372     53,224,152
Intangible assets                                  1,200,000              -
Goodwill                                          16,457,447              -
Other assets                                       1,933,385        266,603
                                               -------------  -------------
      Total assets                             $ 118,135,494  $  70,046,896
                                               =============  =============

LIABILITIES AND SHAREHOLDERS' EQUITY (DEFICIT)
Current liabilities
  Accounts payable                             $  12,735,052  $  14,823,508
  Payables to related parties                      2,237,165      4,714,951
  Accrued expenses                                 7,774,265      7,984,109
  Accrued acquisition cost                         1,407,546              -
  Taxes Payable                                    4,361,799      5,436,041
  Deferred revenue                                   401,515              -
  Lines of credit                                  8,451,025              -
  Notes payable, current portion                  18,314,509      8,321,298
  Notes payable to related parties, current
   portion                                         3,461,831      4,027,650
  Capital lease obligations, current portion       8,340,357     11,591,999
  Capital lease obligation to related party,
   current portion                                   235,443        137,076
                                               -------------  --------------
    Total current liabilities                     67,720,507     57,036,632

Lines of credit                                            -      8,450,000
Notes payable, less current portion               12,968,377      5,487,939
Notes payable to related parties, less current
 portion                                           2,029,297      2,087,241
Capital lease obligations, less current
 portion                                              50,815        532,805
Capital lease obligation payable to related
 party, less current portion                      30,867,634     31,042,859
                                               -------------  --------------
      Total liabilities                          113,636,630    104,637,476

Commitments and contingencies                              -              -

Shareholders' equity (deficit)
  Preferred stock, $0.001 par value,
   20,000,000 shares authorized, 3,000 shares
   issued and outstanding                                  3              3
  Common stock, $0.001 par value, 480,000,000
   shares authorized; 276,395,895 and
   151,498,884 shares issued and outstanding
   at September 30, 2011 and December 31,
   2010, respectively                                276,396        151,499
  Additional paid in capital                      47,600,953     12,069,750
  Shareholders' receivables                       (2,130,000)             -
  Accumulated deficit                            (46,433,886)   (46,811,832)
                                               -------------  -------------
    Total shareholders' deficit                     (686,534)   (34,590,580)
Noncontrolling interest                            5,185,398              -
                                               -------------  -------------
      Total equity (deficit)                       4,498,864    (34,590,580)
                                               -------------  -------------
      Total liabilities and shareholders'
       equity (deficit)                        $ 118,135,494  $  70,046,896
                                               =============  =============

                   UNIVERSITY GENERAL HEALTH SYSTEM, INC.
                   Consolidated Statements of Operations
                                (Unaudited)

                         Three Months Ended           Nine Months Ended
                            September 30,               September 30,
                     --------------------------  --------------------------
                         2011          2010          2011          2010
                     ------------  ------------  ------------  ------------
Revenues
Net patient service
 revenues, net of
 contractual
adjustments          $ 18,966,579  $ 15,003,647  $ 52,919,032  $ 40,298,340
Resident revenues       1,723,571             -     1,723,571             -
Revenue cycle
 revenues                 168,279             -       168,279             -
Other revenues            161,996         3,691       170,949        33,915
                     ------------  ------------  ------------  ------------
    Total revenues     21,020,425    15,007,338    54,981,831    40,332,255

Operating expenses
  Salaries,
   benefits, and
   other employee
   costs                8,263,837     5,202,667    21,211,247    14,222,012
  Medical supplies      3,399,612     2,980,805     9,663,453     8,699,673
  Management fees
   for third party      1,412,385       701,441     4,105,767     1,861,188
  General and
   administrative
   expenses             4,886,019     2,566,839    12,542,252     8,375,657
  Bad debt expense        369,469       707,445       994,619     2,276,856
  Gain on
   extinguishment of
   liabilities         (1,947,134)      (57,595)   (3,411,479)   (1,780,731)
  Depreciation and
   amortization         2,104,016     1,739,935     5,624,132     5,222,159
                     ------------  ------------  ------------  ------------
    Total operating
     expenses          18,488,204    13,841,537    50,729,991    38,876,814
                     ------------  ------------  ------------  ------------
Operating income        2,532,221     1,165,801     4,251,840     1,455,441
Interest expense        1,349,023     1,186,778     3,574,146     3,822,084
                     ------------  ------------  ------------  ------------
Income (loss) before
 income tax             1,183,198       (20,977)     677, 694    (2,366,643)
State income tax
 expense                   99,000        60,000       261,000       235,000
                     ------------  ------------  ------------  ------------
Income (loss) before
 noncontrolling
 interest               1,084,198       (80,977)      416,694    (2,601,643)

Net income
 attributable to
 noncontrolling
 interests                (38,748)            -       (38,748)            -
                     ------------  ------------  ------------  ------------
Net income (loss)
 attributable to
 Company             $  1,045,450  $    (80,977) $    377,946  $ (2,601,643)
                     ============  ============  ============  ============

Basic and diluted
 earnings (loss) per
 share data:

  Basic and diluted
   earnings (loss)
   per share         $       0.00  $      (0.00) $       0.00  $      (0.03)
                     ============  ============  ============  ============

  Basic and diluted
   weighted average
   shares
   outstanding        276,379,591    91,132,160   235,075,067    91,132,160
                     ============  ============  ============  ============

                   UNIVERSITY GENERAL HEALTH SYSTEM, INC.
                   Consolidated Statements of Cash Flows
                                (Unaudited)

                                                      Nine Months Ended
                                                        September 30,
                                                 --------------------------
                                                     2011          2010
Operating activities
  Net income (loss)                              $    416,694  $ (2,601,643)
  Adjustments to reconcile net income (loss) to
   net cash provided by (used in) operating
   activities:
    Bad debt expense                                  994,619     2,276,856
    Depreciation and amortization                   5,624,132     5,222,159
    Gain on extinguishment of liabilities          (3,411,479)   (1,780,731)
    Net changes in other operating assets and
     liabilities:
    Accounts receivable                            (5,390,952)   (2,142,743)
    Related party receivables and payables            222,513    (1,082,151)
    Inventories                                      (304,352)        9,523
    Prepaid expenses and other assets                 (46,793)      (86,839)
    Accounts payable, accrued expenses, and
     payable to Internal Revenue Service           (1,465,474)    3,736,282
    Deferred revenue                                  133,940             -
                                                 ------------  ------------

      Net cash (used in) provided by operating
       activities                                  (3,227,152)    3,550,713

Investing activities
  Purchase of property and equipment                 (598,960)     (143,811)
  Business acquisitions, net of cash acquired         397,755
  Investments in unconsolidated affiliates           (115,000)            -
                                                 ------------  ------------

        Net cash used in investing activities        (316,205)     (143,811)

Financing activities
  Redemption of common stock                          (50,000)            -
  Issuance of common stock                          7,120,000             -
  Dividends paid                                       (3,496)            -
  Borrowings under notes payable                        3,500       100,000
  Payments on notes payable                        (3,481,189)     (600,410)
  Borrowings under notes payable to related
   party                                            3,944,633     5,367,300
  Payments on notes payable to related party       (1,848,396)   (6,000,991)
  Proceeds from capital leases                              -       547,924
  Repayment of capital lease obligation            (3,733,632)   (2,714,356)
  Payments on capital lease obligation to
   related party                                      (76,858)      (46,447)
                                                 ------------  ------------

        Net cash provided by (used in) financing
         activities                                 1,874,562    (3,346,980)

Net (decrease) increase in cash and cash
 equivalents                                       (1,668,795)       59,922
Cash and cash equivalents at beginning of period    2,291,754         1,640
                                                 ------------  ------------

Cash and cash equivalents at end of period       $    622,959  $     61,562
                                                 ============  ============

Supplemental disclosure of cash flow information
  Interest paid                                  $  1,360,017  $  2,783,764
  Taxes paid                                     $  5,443,470  $  1,800,025
Supplemental noncash financing activities
  Exchange of debt for common stock on February
   2011                                          $  3,500,000  $          -
  Issuance of common stock on February 2011      $  2,130,000  $          -
  Issuance of common stock to affiliate for
   termination of service agreement              $  1,000,000  $          -
  Noncash consideration paid for acquisitions    $ 24,753,735  $          -

                   UNIVERSITY GENERAL HEALTH SYSTEM, INC.
                        Adjusted EBITDA Calculation

                        Three Months Ended      Nine Months Ended September
                          September 30,                     30,
                      2011(1)         2010         2011(1)         2010
                   -------------  ------------  -------------  ------------
Net income (loss)  $   1,045,450       (80,977) $     377,946    (2,601,641)
Provision
 (benefit) for
 income taxes             99,000        60,000        261,000       235,000
Other non-
 operating expense
 (income)                      -             -              -             -
Interest expense:
  Debt and lease
   obligations         1,349,023     1,186,778      3,574,146     3,822,084
Interest income                -             -              -             -
Depreciation and
 amortization          2,104,016     1,739,935      5,624,132     5,222,159
                   -------------  ------------  -------------  ------------
Adjusted EBITDA        4,597,489     2,905,736      9,837,224     6,677,602
                   =============  ============  =============  ============

For Additional Information, Please Contact:

Donald Sapaugh
President
(713) 375-7557

R. Jerry Falkner, CFA
RJ Falkner & Company, Inc.
Investor Relations Counsel
(830) 693-4400
info@rjfalkner.com

Michael Porter
President, Porter, LeVay & Rose
Investor Relations
212-564-4700
Michael@plrinvest.com